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                                  EXHIBIT 99.1

                                  See attached.

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                            CAPITAL ASSOCIATES, INC.


CONTACT:  SUSAN HUGHES, CORPORATE COMMUNICATIONS
          CAPITAL ASSOCIATES, INC.
          (303) 980-1000



CAPITAL ASSOCIATES, INC. ANNOUNCES THAT IT HAS DE-REGISTERED ITS COMMON STOCK


August 17, 2000, 3:26 P.M. MDT


     LAKEWOOD, COLORADO ...... August 17, 2000 ...... Capital Associates,
Inc., (OTC Bulletin Board: CAII), which currently has less than 300 holders of record of its common stock, announced today that its Board of Directors made the decision to de-register its common stock, which is currently traded on the Nasdaq Over-The-Counter Bulletin Board. Senior management filed Form 15 with the Securities and Exchange Commission yesterday. The de-registration of the Company's common stock will be effective in 90 days, unless subsequently withdrawn or denied.

SAFE HARBOR:

     The statements contained in this press release, which are not historical facts, may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, and are subject to factors that could cause actual future results to differ both adversely and materially from currently anticipated results, including, without limitation, the level of lease originations, realization of residual values, the availability and cost of financing sources and the ultimate outcome of any contract disputes.

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